                                                                    EXHIBIT 21.1

                           BENTON OIL AND GAS COMPANY

                              LIST OF SUBSIDIARIES

                                                                 JURISDICTION
NAME                                                           OF INCORPORATION
----                                                           ----------------
Benton-Vinccler, C.A.*......................................   Venezuela
Energy International Financial Institution, Ltd.*...........   Cayman Islands
Benton Offshore China Company...............................   Colorado
Benton Offshore China Holding Company.......................   Delaware
Geoilbent, Ltd.*............................................   Russia
Arctic Gas Company*.........................................   Russia

     The names of certain subsidiaries have been omitted in reliance upon Item 601(b)(21)(ii) of Regulation S-K.
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* All subsidiaries are wholly-owned by Benton Oil and Gas Company, except
  Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80 percent by Benton Oil and Gas Company, Geoilbent, Ltd. which is owned 34 percent by Benton Oil and Gas Company, and Arctic Gas Company which is owned 68 percent, of which 39 percent represented the unrestricted shares owned by Benton Oil and Gas Company.